                                                                    EXHIBIT 4.17

                                     AVIRON

                         COMMON STOCK PURCHASE AGREEMENT

     This COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made as of October 10, 2000 (the "Effective Date"), by and between AVIRON, a Delaware corporation (the "Company") and BIOTECH INVEST, S.A., a corporation organized under the laws of Panama (the "Purchaser").

SECTION 1. PURCHASE AND SALE OF COMMON STOCK

     Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company four hundred fifty thousand (450,000) shares of the Company's Common Stock, $0.001 par value (the "Shares"), for a purchase price of $48.00 per Share.

SECTION 2. CLOSING DATE; DELIVERY

     2.1 CLOSING DATE. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, 94306 at 10:00 a.m., on October 12, 2000 or at such other time and place upon which the Company and Purchaser shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

     2.2 DELIVERY. At the Closing, the Company will deliver to Purchaser a certificate, registered in Purchaser's name, representing the number of shares of Common Stock to be purchased by Purchaser. Such delivery shall be against payment of the purchase price therefor by wire transfer to the Company's bank account.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Purchaser as of the Closing Date as follows:

     3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified as a foreign corporation to do business in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification, except where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would not materially or adversely affect the Company, its assets, financial condition or operations. The Company has no subsidiaries.

     3.2 CORPORATE POWER; AUTHORIZATION. The Company has all requisite corporate power to, and has taken all requisite corporate action to, execute and deliver this Agreement, to sell and issue the Shares and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by equitable principles generally and (iii) as to those provisions of Section 7.2 relating to indemnity or contribution, as may be limited by applicable laws. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or (a) any governmental statute, law, rule applicable to the Company or (b) order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation of which would materially and adversely affect the Company, its assets, financial condition or operations.

     3.3 ISSUANCE AND DELIVERY OF THE SHARES. The Shares, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any liens or encumbrances, provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

     3.4 FULL DISCLOSURE. The Company warrants that the information contained in the following documents filed with the Securities and Exchange Commission (collectively, the "SEC Documents"), as of their respective dates, did not contain any untrue statement of a material fact, and did not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement was made, not misleading:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, as amended by Form 10-K/A on April 3, 2000 and April 28, 2000.

          (b) The Company's Definitive Proxy Statement dated May 4, 2000 relating to its 2000 Annual Meeting of Stockholders.

          (c)  The Company's Current Report on Form 8-K, filed June 13, 2000.

          (d) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

          (e) The Company's Registration Statement on Form S-3, filed September 16, 1999, as supplemented on November 17, 1999, December 16, 1999, January 13, 2000, February 2, 2000, March 6, 2000, April 12, 2000, May 11, 2000, June 9,
2000, July 10, 2000, August 7, 2000, September 5, 2000 and October 2, 2000.

          (f) The Company's Registration Statement on Form S-3 filed March 8, 2000, as amended.

          (g) The Company's Registration Statement on Form S-3, filed September 1, 2000.

     3.5 LITIGATION. Except as set forth in the SEC Documents, there is no pending or, to the Company's knowledge, threatened action, suit or other proceeding before any court, governmental body or authority, or arbitrator to which the Company is a party or to which its property or assets are subject.

     3.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, and (b) the filing of a registration statement and all amendments thereto with the SEC as contemplated by Section 7.1 of this Agreement.

     3.7 NO MATERIAL ADVERSE CHANGE. Since June 30, 2000, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the SEC Documents except changes in the ordinary course of business or which have not been, either individually or in the aggregate, materially adverse.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

     Purchaser hereby represents and warrants to the Company, effective as of the Closing Date, as follows:

     4.1  AUTHORIZATION. Purchaser represents and warrants to the Company that:
(i) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Shares and to carry out and perform all of its obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally.

     4.2 INVESTMENT EXPERIENCE. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

     4.3 INVESTMENT INTENT. Purchaser is purchasing the Shares for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has completed or caused to be completed the Purchaser Certificates/Questionnaire attached hereto as Exhibits A-1 through A-3 for use in connection with the sale of Shares and in preparation of the Registration Statement (as defined below), will deliver the such Certificates/Questionnaires to the Company on or prior to the Closing Date, and the responses provided therein shall be true and correct as of the Closing Date. Purchaser has, in connection with its decision to purchase the Shares, relied solely upon the SEC Documents and the representations and warranties of the Company contained herein.

     4.4 REGISTRATION OR EXEMPTION REQUIREMENTS. Purchaser further acknowledges and understands that the Shares must be held for investment purposes, and they may not be resold or otherwise transferred except in a transaction registered under the Securities Act or an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act ("Rule 144") and, if the Company shall so request in writing, an opinion of counsel satisfactory to the Company is obtained to the effect that the transaction is so exempt and in compliance with applicable state law.

     4.5 RESTRICTION ON SHORT SALES. Purchaser represents and warrants to and covenants with the Company that Purchaser has not engaged and will not engage in any short sales of the Company's Common Stock prior to the effectiveness of the Registration Statement, except to the extent that any such short sale is fully covered by shares of Common Stock of the Company other than the Shares.

     4.6 NO LEGAL, TAX OR INVESTMENT ADVICE. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice and that no independent legal counsel has reviewed these documents and materials on Purchaser's behalf. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

SECTION 5. CONDITIONS TO CLOSING OF PURCHASER

     Purchaser's obligation to purchase the Initial Shares at the Closing is, at the option of Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

     5.2 LEGAL OPINION. The Company shall have delivered a legal opinion from Cooley Godward LLP, counsel to the Company, addressed to Purchaser in the form attached hereto as Exhibit C with respect to the sale of the Shares by the Company hereunder.

     5.3 OFFICERS' CERTIFICATE. The Company shall deliver to Purchaser a certificate, dated as of the Closing Date, signed by the President and Chief Financial Officer of the Company, stating that the representations and warranties set forth in Section 3 are true as of and all of the closing conditions set forth in Section 5 have been satisfied on the Closing Date.

     5.4 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

SECTION 6. CONDITIONS TO CLOSING OF COMPANY

     The Company's obligation to sell and issue the Shares is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations made by Purchaser in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

     6.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

SECTION 7. REGISTRATION RIGHTS

     7.1  REGISTRATION REQUIREMENTS

          (a) Except as provided in paragraph (d) below, the Company shall use its best efforts to prepare and file a registration statement on Form S-3 with the SEC under the Securities Act to register the resale of the Shares by Purchaser (the "Registration Statement") on the twentieth (20th) business day after the fifth month anniversary of the date hereof or as soon thereafter as is practicable and to use its best efforts to cause the Registration Statement to be declared effective as soon as practicable. In the event that at any time the filing of such Registration Statement is undertaken or is required to be undertaken the Company fails to qualify for use of Form S-3 for purposes of registering for resale the Shares, the Company shall cause a registration statement on Form S-1 to be filed as soon as practicable thereunder. The Purchaser agrees to furnish promptly to the Company in writing all information reasonably required by the Company to file such Registration Statement.

          (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Shares resold by Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and independent public accountants for the Company, blue sky fees, transfer agent fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean selling commissions, underwriting fees and stock transfer taxes applicable to the Shares and, subject to Section 9.10, all fees and disbursements of counsel for Purchaser.

          (c) In the case of the registration effected by the Company pursuant to these registration provisions, the Company will use its best efforts to: (i) keep such registration effective until the earlier of (A) the second anniversary of the Closing Date, (B) such date as all of the Shares have been resold or (C) such time as all of the Shares held by Purchaser can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Purchaser from time to time may reasonably request in order to facilitate the public sale or other disposition of all or any of the Shares held by Purchaser; (iv) cause all Shares registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted; (v) provide a transfer agent and registrar for all Shares registered pursuant to the Registration Statement and a CUSIP number for all such Shares; (vi) otherwise use its best efforts promptly to comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of the Company and otherwise use its best efforts promptly to obtain, if applicable, and maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Shares are originally sold and (B) all other states specified in writing by Purchaser, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented. The Company shall use its best efforts to qualify for use of Form S-3 under the Securities Act to register the resale of the Shares and to maintain such qualification during the periods described in paragraph (i).

          (d) The Company may delay the filing of the Registration Statement for up to six months by giving written notice to Purchaser if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a material effect on the Company.

          (e) Following the effectiveness of the Registration Statement, the Company may, at any time, but not more than once in any six-month period, suspend the effectiveness of such registration statement for up to 45 days, as appropriate (a "Suspension Period"), by giving notice to Purchaser, if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a material effect on the Company. The Company agrees to use commercially reasonable efforts to minimize the length of any suspension. The duration of any Suspension Period shall be added to the period of time that the Company agrees to keep the Registration Statement effective. Purchaser agrees that, upon receipt of any notice from the Company of a Suspension Period, Purchaser shall forthwith discontinue disposition of shares covered by such Registration Statement or prospectus until Purchaser (i) is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and
(iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

          (f)  The Company will, as expeditiously as possible, notify Purchaser
(i) of the effective date of the Registration Statement and the date when any post-effective amendment the Registration Statement becomes effective; (ii) of any stop order or notification from Securities and Exchange Commission or any other jurisdiction as to the suspension of the effectiveness of the Registration Statement; and (iii) of the end of any suspension hereunder.

          (g) With a view to making available to Purchaser the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Purchaser to sell Shares to the public without registration or pursuant to registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the Closing Date or (B) such date as all of the Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and maintain registration of its Common Stock under Section 12 of the Exchange Act; and (iii) furnish to Purchaser upon request, as long as Purchaser owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

     7.2  INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify Purchaser and hold Purchaser harmless from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Purchaser may become subject (under the Securities Act Exchange Act, state securities laws or otherwise) insofar as such losses, claims, damages or liabilities (or actions proceedings or settlements in respect thereof) arise out of, or are based upon, (i) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, on the effective date thereof or any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any failure by the Company (or its agents) to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, loss, damage, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement (or omission) made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of

Purchaser specifically for use in preparation of the Registration Statement,
(ii) the failure of Purchaser to comply with the covenants and agreements contained in Section 7.1 or 8.3 hereof, or (iii) any untrue statement (or omission) in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Purchaser by the Company prior to the pertinent sale or sales by Purchaser. The Company will reimburse Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this section and the possibility that such payments might later be held to be improper, provided, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

          (b) Purchaser agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchaser specifically for use in preparation of the Registration Statement, provided, however, that Purchaser shall not be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected, in writing, by Purchaser and delivered to the Company before the sale from which such loss occurred, (ii) the failure of Purchaser to comply with the covenants and agreements contained in Section 7.1 or 8.3 hereof, or (iii) any untrue statement in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by Purchaser, provided, further, however, that the liability of Purchaser hereunder shall be limited to the proceeds received by Purchaser from the sale of the Shares covered by such Registration Statement; and provided, further, however, that the obligations of Purchaser hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action settlement is effected without the consent of Purchaser. Purchaser will reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this section and the possibility that such payments might later be held to be improper, provided, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to Purchaser, upon request, reasonable assurances of their ability to effect any refund, when and if due.

          (c) Promptly after receipt by any indemnified person of a notice of a claim or the commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume and undertake the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume and undertake the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

          (d) If the indemnification provided for in this Section 7.2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions proceedings or settlements in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), Purchaser shall not be required to contribute any amount in excess of the amount by which the amount received by Purchaser (net of Selling Expenses) from the sale of the Shares to which such loss relates exceeds the amount of any damages which Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  The obligations of the Company and Purchaser under this Section
7.2 shall be in addition to any liability which the Company and Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or Purchaser within the meaning of the Securities Act.

SECTION 8. RESTRICTIONS ON TRANSFERABILITY OF SHARES: COMPLIANCE WITH SECURITIES
           ACT

          8.1 RESTRICTIONS ON TRANSFERABILITY. The Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Shares in order to enforce the foregoing restrictions.

          8.2 RESTRICTIVE LEGEND. Each certificate representing Shares shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

          ADDITIONALLY, THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE COMMON STOCK PURCHASE AGREEMENT DATED OCTOBER 10, 2000 BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL SUBSEQUENT HOLDERS OF THIS CERTIFICATE WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE AGREEMENT, INCLUDING SECTIONS 7.1 AND 8.3 OF THE AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

     Upon the request of Purchaser, the Company shall remove the foregoing legend from the certificates evidencing the Shares and issue to Purchaser new certificates free of any transfer legend if with such request, and at the request of the Company, the Company shall have received an opinion of counsel satisfactory to the Company, to the effect that any transfers by Purchaser of such Shares may be made to the public without compliance with either Section 5 of the Securities Act or Rule 144 thereunder and applicable state securities laws.

          8.3 TRANSFER OF SHARES AFTER REGISTRATION. Purchaser hereby covenants with the Company not to make any sale of the Shares except either (i) in accordance with the Registration Statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, or (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule
144. Purchaser further acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Shares is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the Purchaser in the form attached hereto as Exhibit B.

          8.4 PURCHASER INFORMATION. Purchaser covenants that it will promptly notify the Company in writing of any changes in the information set forth in the Registration Statement regarding Purchaser.

SECTION 9. MISCELLANEOUS

          9.1 WAIVERS AND AMENDMENTS. The terms of this Agreement may be waived or amended with the written consent of the Company and Purchaser.

          9.2 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California without any regard to conflicts of laws principles.

          9.3 SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or Purchaser and the Closing. With respect to any registration made pursuant to this Agreement, the covenants and agreements set forth in section
7.1 shall continue in effect until all obligations hereunder with respect thereto are fulfilled, and provided that the indemnification and contribution obligations as set forth in Section 7.2 shall survive for the period of the statute of limitations with respect thereto.

          9.4 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Notwithstanding the foregoing, Purchaser shall not assign this Agreement without the prior written consent of the Company.

          9.5 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof.

          9.6 NOTICES, ETC. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or Purchaser, as the case may be, at their respective addresses set forth below:

If to the Company:

          Aviron
          297 North Bernardo Avenue
          Mountain View, CA  94043
          Attn:                     C. Boyd Clarke
                                    President and Chief Executive Officer
          Telephone:                (650) 919-6500
          Facsimile:                (650) 919-6612

With a copy to:

          Cooley Godward LLP
          Five Palo Alto Square
          3000 El Camino Real
          Palo Alto, CA  94306-2155
          Attn:                     Robert J. Brigham, Esq.
          Telephone:                (650) 843-5000
          Facsimile:                (650) 849-7400


If to Purchaser:

          Biotech Invest, S.A.
          Swiss Bank Tower
          Panama 1
          Republic of Panama


With copies to:
          Bellevue Asset Management AG
          Grafenauweg 4
          CH-6301 Zug
          SWITZERLAND
          Attn:                     Dr. Nora Frey
          Telephone:                011-41-724-5920
          Facsimile:                011-41-724-5958
and:

          Bellevue Research, Inc.
          1 Cambridge Center,
          Cambridge, MA  02142
          Attn:                     Dr. Anders Hove
          Telephone:                (617) 679-9888
          Facsimile:                (617) 679-9887
and:

          Baker & McKenzie
          815 Connecticut Avenue, N.W.
          Washington, D.C.  20006

          Attn:                     Daniel L. Goelzer, Esq.
          Telephone:                (202) 452-7000
          Facsimile:                (202) 452-7072


     All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail. Any notice delivered to a party hereunder shall be sent simultaneously, by the same means, to such party's counsel as set forth above.

          9.7 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          9.9 FURTHER ASSURANCES. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          9.10 EXPENSES. The Company agrees to bear the cost of reasonable fees and expenses of one counsel for the Purchaser, in an amount not to exceed $15,000, and reasonable fees and expenses of one counsel for the Purchaser in connection with its review of the Registration Statement.

     The foregoing agreement is hereby executed as of the date first above written.


AVIRON                                  BIOTECH INVEST, S.A.


By: /s/ FRED KURLAND                    By:
   -----------------------------------     -------------------------------------
   Fred Kurland                            Dr. Anders Hove
   Senior Vice President and Chief         Authorized Signatory
   Financial officer


                                        By:
                                           -------------------------------------
                                           Dr. Nora Frey
                                           Authorized Signatory

                                    EXHIBIT A

                         INSTRUCTION SHEET FOR PURCHASER

                   (to be read in conjunction with the entire
                        Common Stock Purchase Agreement)

A.   Complete the following items in the Common Stock Purchase Agreement:

     1. Provide the information regarding the Purchaser requested on the signature page. The Agreement must be executed by an individual authorized to bind the Purchaser.

     2. Exhibit A-1 - Stock Certificate Questionnaire: Provide the information requested by the Stock Certificate Questionnaire;

     3. Exhibit A-2 - Registration Statement Questionnaire: Provide the information requested by the Registration Statement Questionnaire.

     4. Exhibit A-3 - Purchaser Certificate: Provide the information requested by the Certificate.

     5. Return the signed Agreement including the properly completed Exhibit A to:

               Cooley Godward LLP
               Five Palo Alto Square
               3000 El Camino Real
               Palo Alto, CA  94306
               Attn: Annie O. Loo, Esq.
               Fax: (650) 849-7400

B. Instructions regarding the transfer of funds for the purchase of Shares will be telecopied to Purchaser by the Company at a later date.

C. Upon the resale of the Shares by Purchaser after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement,
     Purchaser:

          (i) must deliver a current prospectus, and annual and quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at the Purchaser's request); and

          (ii) must send a letter in the form of Exhibit B to the Company so that the Shares may be properly transferred.

                                   EXHIBIT A-1

                                     AVIRON

                         STOCK CERTIFICATE QUESTIONNAIRE

     Pursuant to Section 4.3 of the Agreement, please provide us with the following information:

1.   The exact name that the Shares are
     to be registered in (this is the
     name that will appear on the stock
     certificate(s)). You may use a
     nominee name if appropriate:
                                          --------------------------------------

2.   The relationship between the
     Purchaser of the Shares and the
     Registered Holder listed in
     response to item 1 above:
                                          --------------------------------------

3.   The mailing address of the
     Registered Holder listed in
     response to item 1 above:
                                          --------------------------------------


                                          --------------------------------------


                                          --------------------------------------


                                          --------------------------------------


                                          --------------------------------------

4.   The Tax Identification Number of
     the Registered Holder listed in
     response to item 1 above:
                                          --------------------------------------

                                   EXHIBIT A-2

                                     AVIRON

                      REGISTRATION STATEMENT QUESTIONNAIRE


     In connection with the preparation of the Registration Statement, please provide us with the following information regarding the Purchaser.

     1. Please state your organization's name exactly as it should appear in the Registration Statement:


     2. Have you or your organization had any position, office or other material relationship within the past three years with the Company?

                         Yes                           No
               ---------                     ---------

     If yes, please indicate the nature of any such relationships below:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   EXHIBIT A-3

                                     AVIRON

                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,
                     TRUST, FOUNDATION AND JOINT PURCHASERS


     If the investor is a corporation, partnership, trust, pension plan, foundation, joint purchaser (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.

                                   CERTIFICATE

     The undersigned certifies that the representations and responses below are true and accurate:

     (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Common Stock Purchase Agreement on behalf of the Purchaser and to take other actions with respect thereto.

     (b)  Indicate the form of entity of the undersigned:

                    Limited Partnership
          --------

                    General Partnership
          --------

                    Corporation
          --------

                    Revocable Trust (identify each grantor and indicate under -------- what circumstances the trust is revocable by the grantor):

                    ------------------------------------------------------------

                    ------------------------------------------------------------

                       (Continue on a separate piece of paper, if necessary.)

                    Other Type of Trust (indicate type of trust and, for -------- trusts other than pension trusts, name the grantors and beneficiaries):

                    ------------------------------------------------------------

                    ------------------------------------------------------------

                       (Continue on a separate piece of paper, if necessary.)

                    Other form of organization (indicate form of organization):
          --------

                    ------------------------------------------------------------

                    ------------------------------------------------------------

     (c)  Indicate the date the undersigned entity was formed:
                                                              ------------------

     (d) In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

          ____ 1.   A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
          Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

          ____ 2.   A broker or dealer registered pursuant to Section 15 of the
          Securities Exchange Act of 1934;

          ____ 3.   An insurance company as defined in Section 2(13) of the
          securities Act;

          ____ 4.   An investment company registered under the Investment
          Company Act of 1940 or a business development company as defined in
          Section 2(a)(48) of that Act;

          ____ 5.   A Small Business Investment Company licensed by the U.S.
          Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

          ____ 6.   A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

          ____ 7.   An employee benefit plan within the meaning of the Employee
          Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          ____ 8.   A private business development company as defined in Section
          202(a)(22) of the Investment Advisers Act of 1940;

          ____ 9.   An organization described in Section 501(c)(3) of the
          Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

          ____ 10. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

          ____ 11. An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

          ----------------------------------------------------------------------
                  (Continue on a separate piece of paper, if necessary.)

     (e) The state of incorporation or formation of the investor is ___________ and the investor's principal office is located in the state of ________________.


Dated: _____________, 20__


----------------------------------------
Name of investor



----------------------------------------
Signature and title of authorized
officer, partner or trustee

                                    EXHIBIT B

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

To: Aviron
    297 N. Bernardo Avenue
    Mountain View, CA  94043

     The undersigned, the Purchaser or an officer of, or other person duly authorized by the Purchaser, hereby certifies that BIOTECH INVEST, S.A. was the Purchaser of the shares evidenced by the attached certificate, and as such, proposes to transfer such shares on or about ______ either (check the applicable box): (i) in accordance with the registration statement, file number ___________ in which case the Purchaser certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or: (ii) in accordance with Rule 144 under the Securities Act of 1933 ("Rule 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:

Name of Purchaser: Biotech Invest, S.A.

Name of Individual
representing Purchaser:
                       ---------------------------------------------------------

Title of Individual
representing Purchaser:
                       ---------------------------------------------------------

Signature by:
Individual representing
Purchaser:
          ----------------------------------------------------------------------

                                    EXHIBIT C
                                 FORM OF OPINION


October __, 2000


Biotech Invest, S.A.
Swiss Bank Tower
Panama 1
Republic of Panama

RE: SALE AND PURCHASE OF AVIRON COMMON STOCK

Gentlemen:

We have acted as counsel for Aviron, a Delaware corporation (the "Company"), in connection with the issuance and sale of 450,000 shares of the Company's Common Stock to Biotech Invest, S.A., a corporation organized under the laws of Panama ("Purchaser"), pursuant to the terms of that certain Common Stock Purchase Agreement, dated October 10, 2000, by and between the Company and Purchaser (the "Agreement"). The shares of the Company's Common Stock issued to Purchaser at the closing (the "Closing") are referred to herein as the "Shares". We are rendering this opinion pursuant to Section 5.2 of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the parties thereto and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents (except the due authorization, execution and delivery of the Agreement by the Company). We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Agreement is an obligation binding upon you; if you are a corporation or other entity, that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreement that would modify or interpret the terms of the Agreement or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With regard to our opinion in paragraph 3 below with respect to the authorization of the Agreement, we have examined and relied solely upon a certificate executed by an officer of the Company, to the effect that the Agreement was duly and validly authorized in accordance with the provisions of the applicable Board of Directors resolutions, and we have undertaken no independent verification with respect thereto. With regard to our opinion in paragraph 4 below, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

     1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

     2. The Company has the requisite corporate power to own or lease its property and assets and to conduct its business as it is currently being conducted and, to the best of our knowledge, is qualified as a foreign corporation to do business in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially or adversely affect the Company, its assets, financial condition or operations.

     3. The Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity under Section 7.2 of the Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     4. The Shares have been duly authorized and, upon issuance and delivery in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.

     5. The issuance and sale of the Shares as contemplated by the Agreement does not violate any provision of the Company's Certificate of Incorporation or Bylaws and does not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and which is known to us, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

     6. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the issuance and sale of the Shares as contemplated by the Agreement, have been made or obtained.

     7. The issuance and sale of the Shares as contemplated by the Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended.


This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

COOLEY GODWARD LLP



By
  ------------------------------------------
  Robert J. Brigham

                         COMMON STOCK PURCHASE AGREEMENT



                          DATED AS OF OCTOBER 10, 20000



                                 BY AND BETWEEN



                                     AVIRON



                                       AND



                              BIOTECH TARGET, S.A.

                                TABLE OF CONTENTS

                                                                             PAGE
Section 1.  Purchase and Sale of Common Stock...............................   1

Section 2.  Closing Date; Delivery..........................................   1

2.1    Closing Date.........................................................   1

2.2    Delivery.............................................................   1

Section 3.  Representations and Warranties of the Company...................   1

3.1    Organization and Standing............................................   1

3.2    Corporate Power; Authorization.......................................   1

3.3    Issuance and Delivery of the Shares..................................   2

3.4    Full Disclosure......................................................   2

3.5    Litigation...........................................................   3

3.6    Governmental Consents................................................   3

3.7    No Material Adverse Change...........................................   3

3.8    Removal of Legends...................................................   3

Section 4.  Representations, Warranties and Covenants of Purchaser..........   3

4.1    Authorization........................................................   3

4.2    Investment Experience................................................   3

4.3    Investment Intent....................................................   3

4.4    Registration or Exemption Requirements...............................   4

4.5    Restriction on Short Sales...........................................   4

4.6    No Legal, Tax or Investment Advice...................................   4

Section 5.  Conditions to Closing of Purchaser..............................   4

5.1    Representations and Warranties.......................................   4

5.2    Legal Opinion........................................................   5

5.3    Officers' Certificate................................................   5

5.4    Covenants............................................................   5

Section 6.  Conditions to Closing of Company................................   5

6.1    Representations and Warranties.......................................   5

6.2    Covenants............................................................   5

Section 7.  Registration Rights.............................................   5

7.1    Registration Requirements............................................   5

7.2    Indemnification and Contribution.....................................   7

Section 8.  Restrictions on Transferability of Shares: Compliance with
            Securities Act..................................................  10

8.1    Restrictions on Transferability......................................  10

8.2    Restrictive Legend...................................................  10

8.3    Transfer of Shares after Registration................................  10

8.4    Purchaser Information................................................  11

Section 9.  Miscellaneous...................................................  11

9.1    Waivers and Amendments...............................................  11

9.2    Governing Law........................................................  11

9.3    Survival.............................................................  11

9.4    Successors and Assigns...............................................  11

9.5    Entire Agreement.....................................................  11

9.6    Notices, etc. .......................................................  11

9.7    Severability of this Agreement.......................................  13

9.8    Counterparts.........................................................  13

9.9    Further Assurances...................................................  13

9.10   Expenses.............................................................  13

Exhibit A   Instruction Sheet for Purchaser

Exhibit B   Purchaser's Certificate of Subsequent Sale

Exhibit C   Form of Legal Opinion